UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30th, 2018

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877-424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30th, 2018, the Company entered into a Standby Equity Distribution Agreement (the “Agreement”) with YAII PN, Ltd., ("YAII PN Ltd.”). The Standby Equity Distribution Agreement (SEDA) with YAII PN enables the selling of up to $10,000,000 of our common stock at the Company’s request any time during the 36 months following the date of the agreement entered on May 8th, 2018. The shares would be purchased at 98% of the market price and would be subject to certain limitations, including that YAII PN could not purchase any shares that would result in it owning more than 4.99% of our common stock.

Pursuant to the Purchase Agreement, we are required to register all shares which YAII PN Ltd. may acquire. The Company shall file with the Securities and Exchange Commission a prospectus supplement to the Company's prospectus, dated April 21, 2017, filed as part of the Company's effective shelf registration statement on Form S-3, File No. 333-216845, registering all of the shares of Common Stock that are to be offered and sold to YAII PN Ltd. pursuant to this Agreement.

Pursuant to the Agreement, we shall use the net proceeds from any sale of the shares for working capital purposes and capital expenditures. There are no other restrictions on future financing transactions. The Purchase Agreement does not contain any right of first refusal, participation rights, penalties or liquidated damages. We did not pay any additional amounts to reimburse or otherwise compensate YAII PN Ltd. in connection with the transaction.

YAII PN Ltd. has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our Common Stock during any time prior to the public disclosure of the Agreement.

The foregoing is a summary description of certain terms of the Agreement. For a full description of all terms, please refer to the copy of the Agreement that is filed herewith as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement.

The Company’s press release announcing its entry into the Purchase Agreement with YAII PN Ltd. is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

10.1	SEDA Agreement, dated as of May 8, 2018, between Cannabics Pharmaceuticals Inc. and YAII PN Ltd.

99.1	Press Release, dated May 2nd, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2nd, 2018

Cannabics Pharmaceuticals Inc.

By: /s/ Eyal Barad